UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Artisan Partners Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 390-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2017, the previously announced sale in an underwritten offering (the “Offering”) of 5,626,517 shares of Class A common stock (the “Shares”) of Artisan Partners Asset Management Inc. (the “Company”) to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated was completed. The Company used all of the proceeds of the Offering to purchase 5,626,517 common units of Artisan Partners Holdings LP (“Holdings”), the Company’s direct subsidiary, from certain limited partners of Holdings. The limited partners who sold common units include certain of the Company’s officers and employees and Artisan Investment Corporation, an entity controlled by the Company’s founders. The completion of the transaction increased the Company’s public float of Class A common stock by 5,626,517 shares.

In connection with the Offering, the Company, Holdings, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated entered into an underwriting agreement (the “Underwriting Agreement”), which contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Company to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference.

The information in this Item 8.01, including the exhibit incorporated herein by reference, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be deemed incorporated by reference in the Company’s filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of February 22, 2017, among Artisan Partners Asset Management Inc., Artisan Partners Holdings LP, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.

Date: February 28, 2017	By:	/s/ Charles J. Daley, Jr.
	Name:	Charles J. Daley, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer